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                                                                    EXHIBIT 23.9

                              ACCOUNTANTS' CONSENT


As independent public accountants, we hereby consent to the use of our report on the December 31, 1994 financial statements of Skoglund Communications, Inc. and Skoglund Communications of St. Cloud, Inc. and to all references to our firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP
Minneapolis, Minnesota

July 30, 1997